UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 5, 2015

Philip Morris International Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Deferred Stock. On February 5, 2015, the Compensation and Leadership Development Committee (the “Committee”) of the Board of Directors of the Company approved the grant of shares of deferred stock under the Philip Morris International Inc. 2012 Performance Incentive Plan (the “2012 Performance Incentive Plan”) to the Company's named executive officers in the amounts indicated below:

Name	Shares of Deferred Stock
André Calantzopoulos	98,940
Marc Firestone	36,870
Jacek Olczak	32,240
Matteo Pellegrini	14,710
Miroslaw Zielinski	21,700

All awards of deferred stock vest on February 21, 2018. The form of deferred stock agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Annual Incentive Compensation Awards. On February 5, 2015, the Committee approved annual incentive compensation awards for 2014, payable in cash, to the Company's named executive officers, in the amounts indicated below:

Name	Annual Incentive Award
	CHF	US$
André Calantzopoulos	2,944,920	3,184,224	(1)
Marc Firestone	1,306,270	1,412,418	(1)
Jacek Olczak	1,189,530	1,286,191	(1)
Matteo Pellegrini	714,410	772,463	(1)
Miroslaw Zielinski	1,054,500	1,140,189	(1)

(1)	Annual incentive compensation awards earned in Swiss Francs are converted to U.S. dollars using the average conversion rate on February 5, 2015 of CHF1.00 = $1.08126.

Base Salaries. For the third year in a row, the Committee determined not to increase the base salaries of the named executive officers. Therefore, no changes were made to the base salaries of the named executive officers from the previously disclosed levels.

The Company will provide additional information regarding the compensation of its named executive officers in its proxy statement for the 2015 Annual Meeting of Shareholders, which will be issued in March 2015.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

10.1	Form of Deferred Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:    /s/ JERRY WHITSON
Name: Jerry Whitson

Title:	Deputy General Counsel and Corporate Secretary
DATE: February 10, 2015

EXHIBIT INDEX

Exhibit No.    Description

10.1	Form of Deferred Stock Agreement